Exhibit 99.1

Biovest to Present at OneMedForum Conference

TAMPA, FL and MINNEAPOLIS, MN – January 6, 2011 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that Biovest is scheduled to present at the OneMedForum Conference on January 12, 2011, at the Sir Francis Drake Hotel in San Francisco. The presentation will be available via live and archived webcast.

Dr. Carlos F. Santos, Biovest’s Vice President, Scientific Affairs, Product Development & Regulatory Affairs, will present an overview of BiovaxID®, a late-stage personalized cancer vaccine developed in collaboration with the National Cancer Institute for the treatment of follicular non-Hodgkin’s lymphoma and other B-cell lymphomas. Dr. Santos is scheduled to present at 4:15 p.m. (PST), and his discussion will include a review of the most recent vaccine isotype data presented at the 2010 American Society of Hematology (ASH) Annual Meeting. These updated Phase III findings demonstrate that a fundamental protein characteristic of BiovaxID profoundly impacts clinical benefit following vaccination in follicular lymphoma.

The OneMedForum Conference runs concurrent with the JP Morgan Healthcare Conference and more than 1000 investors and executives are expected to attend.

Event: Biovest presentation at OneMedForum SF 2011

When: Wednesday, January 12th, 2011 at 4:15 p.m. (PST)

Place: Sir Francis Drake Hotel, San Francisco, Renaissance Room, Mezzanine Level

Webcast Link: http://www.ustream.tv/channel/onemedforum

To meet with Biovest at this event, please contact Douglas Calder at 813-507-2558 or dwcalder@biovest.com.

In other news, Biovest and its parent company, Accentia Biopharmaceuticals, jointly announced the retirement of Mr. Alan Pearce who served as the Chief Financial Officer for both companies and also serves as a Director for Accentia. Mr. Pearce will remain as a Director of Accentia until its next Annual Meeting of Stockholders. Mr. Brian Bottjer has been appointed as Biovest’s Acting Chief Financial Officer, and Mr. Garrison Hasara has been appointed as Accentia’s Acting Chief Financial Officer.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.